SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported) April 24, 1996


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000















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Item 7.  Financial Statements and Exhibits
         ---------------------------------

     In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-48128, No. 33-53327 and No. 33-61339), we hereby file the following press release.


    Exhibit
    Number                      Description of Exhibit
    -------        -------------------------------------------------

      99 Copy of the Registrant's Earnings Press Release, dated April 24, 1996
















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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                          /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




April 24, 1996









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                                 EXHIBIT INDEX



Exhibit
Number                           Description of Exhibits
- -------        ------------------------------------------------------------

  99           Copy of the Registrant's Earnings Press Release, dated
               April 24, 1996.














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                                                     EXHIBIT 99




                                        Contact:  Susan Gaffney
                                                  (302) 774-2698




          Wilmington, Del., April 24 -- DuPont today reported first quarter earnings per share of $1.57, compared to $1.40 per share in the first quarter of 1995. Excluding nonrecurring items, first quarter results were $1.61, up 15 percent from 1995.
          Net income totaled $879 million compared to 1995 first quarter net income of $959 million. Excluding nonrecurring items and interest expense associated with debt incurred to finance the 1995 redemption of stock from Seagram, earnings for the quarter are about equal to last year. As a result of the redemption, average shares outstanding were 18 percent lower than the first quarter 1995, generating higher per share earnings.
          "First quarter results reflect higher earnings in petroleum, but lower results in a number of our chemicals and specialties businesses," said DuPont President and CEO John A. Krol. "Chemicals and specialties continue to face a difficult business climate in most markets around the world. Although volumes are up 2 percent from last quarter, they are about
5 percent below last year's record first quarter.  While




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indicators are somewhat mixed about near-term prospects for economic growth, we do expect to see a pickup in economic activity later this year, particularly in the United States and Europe," said Krol.
          Total company sales were $10.8 billion, up 3 percent from $10.5 billion last year on higher petroleum revenues. Petroleum segment sales were $4.7 billion, up $400 million or 9 percent, reflecting higher crude oil prices and natural gas volumes. Chemicals and specialties sales were $6.1 billion, down $140 million or 2 percent, reflecting 3 percent higher average selling prices, which were more than offset by 5 percent lower volume. Raw material costs on a volume-adjusted basis were up about 5 percent in chemicals and specialties compared to last year, while fixed costs were up less than one percent.
          Nonrecurring items in the quarter include charges associated with previously announced employee separations totaling $53 million after-tax, or $.10 per share, partly offset by a benefit of $33 million, or $.06 per share, related to sale of stock received in connection with the previously sold connector systems business. There were no nonrecurring items in the first quarter 1995.
          The following information compares for each industry segment first quarter 1996 results with the prior year, exclud-ing nonrecurring items and reflecting certain reclassifications as described in the accompanying footnotes.


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


          Chemicals segment earnings were $143 million, down
13 percent from the $165 million earned last year, principally reflecting lower earnings from white pigments and fluoro-chemicals. Segment sales of $1.0 billion were 4 percent lower, reflecting 4 percent higher prices, more than offset by 8 percent lower sales volume.
          Fibers segment earnings of $179 million were 11 percent below the $200 million earned in 1995. This is principally attributable to lower earnings for nylon and DACRON(R) polyester, largely due to weakness in U.S. textile production. Sales of $1.7 billion were down 6 percent, reflecting 9 percent lower volume, partly offset by 3 percent higher selling prices.
          Earnings for the Polymers segment were $198 million, down 15 percent from $232 million in 1995. Segment earnings were negatively affected by higher engineering and preoperating costs for capacity expansions, investment write-offs, and the General Motors strike. Segment sales of $1.8 billion were essentially equal to 1995, reflecting 4 percent higher selling prices offset by 4 percent lower volume.
          Diversified Businesses segment earnings were
$283 million, up 20 percent from $235 million in 1995, reflecting higher earnings from pharmaceuticals and coal. Pharmaceuticals benefitted from higher operating earnings and the more favorable allocation of DuPont Merck joint venture results to DuPont. Agricultural Products earnings remain strong



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but are somewhat below last year's levels reflecting delayed crop plantings in North America due to adverse weather conditions. Segment sales were $1.6 billion, unchanged from 1995, reflecting 1 percent higher selling prices, offset by 1 percent lower sales volume.
          Petroleum segment earnings were $214 million, up
21 percent from the $177 million earned in 1995. Upstream earnings were $191 million, up 18 percent, primarily on higher crude oil prices and natural gas volumes, partly offset by higher exploration costs. During the quarter, U.S. Upstream did not significantly benefit from higher east coast natural gas prices since a majority of Petroleum's production is located in the west. Downstream earnings were $23 million, up $8 million or 53 percent, on higher worldwide refining margins, partly offset by higher costs, primarily due to start up operations.
          "We are gratified with the improved contribution of our energy business to first quarter performance. Our challenge is to accelerate progress, particularly in our chemicals and specialties businesses, in the more difficult business environ-ment we are encountering. We will continue our drive for revenue along with a strong focus on cost and productivity improvement. At the same time, we will continue to selectively invest in regions and markets where we see the greatest potential for growth," Krol said.

4/24/96


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




E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                    Three Months Ended
CONSOLIDATED INCOME STATEMENT<Fa>                        March 31
- ----------------------------------------------------------------------
(Dollars in millions, except per share)               1996       1995
- ----------------------------------------------------------------------
SALES ..........................................    $10,769    $10,502
Other Income ...................................        370        338
                                                    -------    -------
    Total ......................................     11,139     10,840
                                                    -------    -------
Cost of Goods Sold and Other Expenses ..........      7,993      7,603
Selling, General and Administrative Expenses ...        740        717
Depreciation, Depletion and Amortization .......        653        648
Exploration Expenses, Including Dry Hole Costs
  and Impairment of Unproved Properties ........         79         54
Interest and Debt Expense ......................        204        120
                                                    -------    -------
    Total ......................................      9,669      9,142
                                                    -------    -------
EARNINGS BEFORE INCOME TAXES ...................      1,470      1,698
Provision for Income Taxes .....................        591        739
                                                    -------    -------
NET INCOME .....................................    $   879    $   959
                                                    =======    =======


EARNINGS PER SHARE OF COMMON STOCK<Fb>..........    $  1.57    $  1.40
                                                    =======    =======
DIVIDENDS PER SHARE OF COMMON STOCK ............    $   .52    $   .47
                                                    =======    =======

<Fa>Certain reclassifications of 1995 data have been made to conform to 1996 classifications.

<Fb>Earnings per share are calculated on the basis of the following average number of common shares outstanding:

                          Three Months Ended
                               March 31
                          1996 -- 557,711,183
                          1995 -- 681,352,598







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



E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                   Three Months Ended
CONSOLIDATED INDUSTRY SEGMENT INFORMATION               March 31
- ----------------------------------------------------------------------
(Dollars in millions)                               1996       1995
- ----------------------------------------------------------------------
SALES
- -----
Chemicals .....................................    $   994    $ 1,035
Fibers ........................................      1,744      1,854
Polymers ......................................      1,784      1,777
Petroleum .....................................      4,657      4,253
Diversified Businesses ........................      1,590      1,583
                                                   -------    -------
    Total .....................................    $10,769    $10,502
                                                   =======    =======
AFTER-TAX OPERATING INCOME<Fa>
- --------------------------
Chemicals .....................................    $   122<Fb>$   165
Fibers ........................................        147<Fb>    200
Polymers ......................................        198        232
Petroleum .....................................        214        177
Diversified Businesses ........................        316<Fc>    235
                                                   -------    -------
    Total .....................................        997      1,009

Interest and Other Corporate
  Expenses Net of Tax<Fa> .....................       (118)       (50)
                                                   -------    -------
NET INCOME ....................................    $   879    $   959
- ----------                                         =======    =======

<Fa>Effective in the first quarter of 1996, the amortization of capitalized interest associated with property, plant and equipment is included in After-Tax Operating Income versus the previous practice of including such amortization in Interest and Other Corporate Expenses Net of Tax. Prior period data have been reclassified for comparative purposes. This change has no effect on Net Income.

<Fb>The Chemicals and Fibers segments include a charge of $21 and $32, respectively, principally for employee separation costs in the United States.

<Fc>Includes a benefit of $33 related to sale of stock received in connection with the previously sold connector systems business.





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